                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/

    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                         MAIN STREET BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                          March 15, 1999

Dear Shareholder:

    We are pleased to invite you to the 1999 Annual Meeting of Shareholders of Main Street Bancorp, Inc. to be held on Wednesday, April 14, 1999 at 3:00 p.m., at Stokesay Castle, Hill Road and Spook Lane, Reading, Pennsylvania.

    The Notice of the Annual Meeting and the Proxy Statement on the following pages address the formal business of the meeting, which includes the election of four (4) Class I Directors and the ratification of the selection of auditors for the year ending December 31, 1999. At the Annual Meeting, the Corporation's management will address other corporate matters which may be of interest to you and will be available to respond to your questions.

    Please sign, date and return the accompanying Proxy in the postage prepaid envelope, as soon as possible, even if you plan to attend the meeting.

                                          Sincerely,

                                          /s/ Nelson R. Oswald
                                          ______________________________________

                                          Nelson R. Oswald
                                          CHAIRMAN OF THE BOARD OF DIRECTORS AND
                                          CHIEF EXECUTIVE OFFICER

NELSON R. OSWALD
CHAIRMAN OF THE BOARD OF DIRECTORS AND
CHIEF EXECUTIVE OFFICER

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 14, 1999

                             ---------------------

To the Shareholders of Main Street Bancorp Inc:

    Notice is hereby given that the Annual Meeting of Shareholders of MAIN STREET BANCORP, INC. (the "Corporation") will be held at 3:00 p.m., on Wednesday, April 14, 1999 at Stokesay Castle, Hill Road and Spook Lane, Reading, Pennsylvania for the following purposes:

     1. To elect four (4) Class I Directors to serve for a three-year term and until their successors are elected and qualified;

     2. To ratify the selection of Beard & Company, Inc., Certified Public Accountants, of Reading, Pennsylvania, as the auditors for the Corporation for the year ending December 31, 1999;

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

    In accordance with the By-laws of the Corporation and action of the Board of Directors, only those shareholders of record at the close of business on March 5, 1999, will be entitled to notice of and to vote at the Annual Meeting.

    YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE CORPORATION IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING AND GIVE WRITTEN NOTICE TO THE SECRETARY OF THE CORPORATION.

                                          By Order of the Board of Directors,

                                          /s/ Richard A. Ketner
                                          ______________________________________

                                          Richard A. Ketner
                                          SECRETARY

Richard A. Ketner
SECRETARY

March 15, 1999

                   PROXY STATEMENT FOR THE ANNUAL MEETING OF

                   SHAREHOLDERS TO BE HELD ON APRIL 14, 1999

                                    GENERAL

INTRODUCTION, DATE, TIME AND PLACE OF ANNUAL MEETING

    This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of MSBI (the "Corporation"), of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Wednesday, April 14, 1999 at 3:00 p.m., at Stokesay Castle, Hill Road and Spook Lane, Reading, Pennsylvania, and at any adjournment or postponement of the Annual Meeting.

    The principal executive office of the Corporation is located at the Berks County Bank Building, 601 Penn Street, Reading, Pennsylvania 19601. The telephone number for the Corporation is (610) 685-1400. All inquiries should be directed to Nelson R. Oswald, Chairman of the Board of Directors and Chief Executive Officer of the Corporation

SOLICITATION AND VOTING OF PROXIES

    This Proxy Statement and the enclosed form of proxy (the "Proxy") are first being sent to shareholders of the Corporation on or about March 15, 1999.

    Shares of Main Street Bancorp, Inc. common stock, $1.00 par value (the "Common Stock") represented by the accompanying Proxy, if properly signed and returned, will be voted in accordance with the specifications thereon. Any Proxy not specifying to the contrary will be voted FOR the election of the nominees for Class I Director named below and FOR the ratification of the selection of Beard & Company, Inc., Certified Public Accountants, of Reading, Pennsylvania, as the auditors for the Corporation for the year ending December 31, 1999. Execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and, after giving written notice to the Secretary of the Corporation, to vote in person. The cost of preparing, assembling, printing, mailing and soliciting Proxies, and any additional material that the Corporation may furnish in connection with the Annual Meeting, will be borne by the Corporation. In addition to the use of mails, certain directors, officers and employees or other representatives of the Corporation may solicit Proxies personally, by telephone, telegraph and fax.

    Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward Proxy solicitation material to the beneficial owners of stock held of record by these persons, and, upon request, the Corporation will reimburse them for their reasonable forwarding expenses.

REVOCABILITY OF PROXY

    A shareholder who returns a Proxy may revoke the Proxy at any time before it is voted only: (1) by giving written notice of revocation to Richard A. Ketner, Secretary of Main Street Bancorp, Inc., at 601 Penn Street, Post Office Box 1097, Reading, Pennsylvania 19603; (2) by executing a later-dated Proxy and giving written notice thereof to the Secretary of the Corporation; or (3) by voting in person after giving written notice to the Secretary of the Corporation.

VOTING SECURITIES AND RECORD DATE

    At the close of business on Friday March 5, 1999, the Corporation had 10,396,403 shares of Common Stock outstanding.

    Only holders of Common Stock of record at the close of business on March 5, 1999 will be entitled to notice of and to vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors. On all matters to come before the Annual Meeting, each share of Common Stock is entitled to one vote, and, accordingly, holders of Common Stock are entitled to cast a total of 10,396,403 votes at the Annual Meeting.

QUORUM

    Pursuant to Article 1, Section 102, of the By-laws of the Corporation, the presence, in person or by proxy, of shareholders entitled to at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum. Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Annual Meeting but will be used for purposes of determining whether a quorum exists at the Annual Shareholders' Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL OWNERS

    There were no beneficial owners of more than five percent (5%) of the Common Stock.

BENEFICIAL OWNERSHIP BY OFFICERS, DIRECTORS AND NOMINEES

    The following table sets forth as of March 5, 1999, the amount and percentage of the Common Stock beneficially owned by each director, each nominee for director, each named executive officer, and all directors and executive officers of the Corporation as a group.

                                                                              AMOUNT AND NATURE
                                                                                  BENEFICIAL           PERCENT
NAME OF BENEFICIAL OWNER                                                       OWNERSHIP(1)(2)        OF CLASS
-------------------------------------------------------------------------  ------------------------  -----------
DIRECTORS AND NOMINEES:
Richard D. Biever(3).....................................................             26,971               0.26%
Edward J. Edwards(4).....................................................             47,674               0.46
Albert L. Evans, Jr.(5)..................................................             36,612               0.35
Richard T. Fenstermacher(6)..............................................             18,699               0.18
Ivan H. Gordon(7)........................................................             27,597               0.27
Frederick A. Gosch(8)....................................................             23,559               0.23
Jeffrey W. Hayes(9)......................................................            135,449               1.30
Allen E. Kiefer(10)......................................................             61,189               0.59
Alfred B. Mast(11).......................................................             68,415               0.66
Nelson R. Oswald(12).....................................................            188,982               1.81
Wesley R. Pace(13).......................................................             57,571               0.55
Joseph P. Schlitzer(14)..................................................             45,862               0.44
Floyd S. Weber(15).......................................................             58,994               0.57

OTHER NAMED EXECUTIVE OFFICERS:
Richard A. Ketner(16)....................................................             26,120               0.49
Robert D. McHugh, Jr.(17)................................................             50,188               0.49
Steven A. Ehrlich(18)....................................................              9,797               0.09
Norman E. Heilenman(19)..................................................             11,634               0.11
All Directors and Executive Officers as a Group (23 persons).............            970,401               9.07(20)

------------------------

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within sixty (60) days after March 5, 1999. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Information furnished by the directors, executive officers and the Corporation.

(3) Includes 21,409 shares of Common Stock held individually by Mr. Biever, and 5,562 shares subject to stock options granted to Mr. Biever.

(4) Includes 34,113 shares of Common Stock held jointly by Mr. Edwards and his spouse and 13,561 shares subject to stock options granted to Mr. Edwards.

(5) Includes 2,523 shares of Common Stock held individually by Mr. Evans, 25,811 shares of Common Stock held jointly by Mr. Evans with his spouse and 1,030 shares of Common Stock held directly by Mr. Evans' spouse. Mr. Evans disclaims beneficial ownership of these shares. Also includes 7,248 shares subject to stock options granted to Mr. Evans.

(6) Includes 2,374 shares of Common Stock held individually by Mr. Fenstermacher, 9,077 shares of Common Stock owned directly by Sonric, a partnership in which Mr. Fenstermacher is a partner, and 7,248 shares subject to stock options granted to Mr. Fenstermacher.

(7) Includes 17,356 shares of Common Stock held individually by Mr. Gordon, 3,979 shares of Common Stock held jointly by Mr. Gordon and his spouse, 1,262 shares of common stock held by his spouse and 5,000 shares subject to stock options granted to Mr. Gordon.

(8) Includes 16,344 shares of Common Stock held jointly by Mr. Gosch and his spouse, 1,653 shares of Common Stock held by Pflueger Insurance Agency of which Mr. Gosch is the Chairman of the Board and 5,562 shares subject to stock options granted to Mr. Gosch.

(9) Includes 84,772 shares of Common Stock held individually by Mr. Hayes, 22,553 shares of Common Stock held by Irene D. Hayes, his spouse, 8,856 shares of Common Stock held by Irene D. Hayes, as custodian for their daughter, 5,707 shares held by Mr. Hayes as trustee for his daughter and 13,561 shares subject to stock options granted to Mr. Hayes.

(10) Includes 7,418 shares of Common Stock held individually by Mr. Kiefer, 12,583 shares of Common Stock held jointly by Mr. Kiefer and his spouse, 5,659 shares of Common Stock allocated to the account of Mr. Kiefer under the Corporation's Employee Stock Ownership Plan and 401(k) Retirement Savings Plan and 35,529 shares subject to stock options granted to Mr. Kiefer.

(11) Includes 51,440 shares of Common Stock held individually by Mr. Mast, 3,414 shares of Common Stock held by Mr. Mast's children and 13,561 shares subject to stock options granted to Mr. Mast.

(12) Includes 114,871 shares of Common Stock held jointly by Mr. Oswald and his spouse, 677 shares of Common Stock held by Mr. Oswald's son, 8,624 shares of Common Stock allocated to the account of Mr. Oswald under the Corporation's 401(k) Retirement Savings Plan and 64,810 shares subject to stock options granted to Mr. Oswald.

(13) Includes 44,010 shares of Common Stock held jointly by Mr. Pace and his spouse, and 13,561 shares subject to stock options granted to Mr. Pace.

(14) Includes 31,841 shares of Common Stock held individually by Mr. Schlitzer, 6,773 shares of Common Stock held by Higgins Insurance Associates, Inc., a corporation of which Mr. Schlitzer is a controlling person, and 7,248 shares subject to stock options granted to Mr. Schlitzer.

(15) Includes 48,215 shares of Common Stock held jointly by Mr. Weber and his spouse and 10,779 shares subject to stock options granted to Mr. Weber.

(16) Includes 11,771 shares of Common Stock held jointly by Mr. Ketner and his spouse, 1,171 shares of Common Stock allocated to the account of Mr. Ketner under the Corporation's Employee Stock Ownership Plan and 401(k) Retirement Savings Plan and 37,917 shares subject to stock options granted to Mr. Ketner.

(17) Includes 26,517 shares of Common Stock held individually by Mr. McHugh, 6,977 shares of Common Stock allocated to the account of Mr. McHugh under the Corporation's 401(k) Retirement Savings Plan and 17,978 shares subject to stock options granted to Mr. McHugh.

(18) Includes 1,446 shares of Common Stock held jointly by Mr. Ehrlich and his spouse and 8,351 shares subject to stock options granted to Mr. Ehrlich.

(19) Includes 978 shares of Common Stock held individually by Mr. Heilenman, 57 shares of Common Stock held by Mr. Heilenman's spouse, 1,989 shares of Common Stock allocated to the account of Mr. Heilenman under the Corporation's 401(k) Retirement Savings Plan and 8,610 shares subject to stock options granted to Mr. Heilenman.

(20) The percent of class assumes all outstanding stock options issued to the executive officers and non-employee directors have been exercised and, therefore, on a pro rata basis, 10,700,692 shares of Common Stock would be outstanding.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The By-laws of the Corporation provide that the Corporation's business and affairs shall be managed by its Board of Directors. The By-laws provide that the number of directors shall not be less than five (5) nor more than twenty-five
(25) and that the Board of Directors shall be divided into three classes, each class to be elected for a term of three years. Within the foregoing limits, the Board of Directors may from time to time fix the number of directors and their respective classifications. Vacancies on the Board of Directors shall be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, and each person so appointed shall be a director until the expiration of the term of office of the class of directors to which he was appointed.

    At the 1999 Annual Meeting of Shareholders, four (4) Class I Directors shall be elected to serve for a three-year term and until their successors are elected and qualified. The four nominees who receive the highest number of votes cast at the Annual Meeting will be elected as Class I Directors.

    Unless otherwise instructed, the Proxyholders will vote the Proxies received by them for the election of the four (4) nominees named below. If any nominee should become unable to serve for any reason, Proxies will be voted in favor of a substitute nominee as the Board of Directors of the Corporation shall determine. The Board of Directors has no reason to believe that the nominees named will be unable to serve, if elected.

          INFORMATION AS TO NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

    The following table contains certain information with respect to the nominees for Class I Directors, Class II Directors whose term expires in 2000, Class III Directors whose term expires in 2001 and executive officers

                                  NOMINEES FOR
                               CLASS I DIRECTORS
                              TO SERVE UNTIL 2002

                                                                                                        DIRECTOR OR
                                                                   PRINCIPAL OCCUPATION FOR          EXECUTIVE OFFICER
                                           AGE AS OF             PAST FIVE YEARS AND POSITION                OF
NAME                                     MARCH 5, 1999            HELD WITH THE CORPORATION          CORPORATION SINCE
------------------------------------  -------------------  ----------------------------------------  ------------------

Richard D. Biever(1)(2)(3)..........              57       Vice President, Alpha Mills Corporation            1995*

Edward J. Edwards(2)(4).............              72       Real Estate Sales and Appraisals, E. J.           1987**
                                                             Edwards Real Estate

Richard T. Fenstermacher(1)(2)(4)...              56       Co-owner, Hadesty Hardware Co., Inc.             (1991)*

Ivan H. Gordon(1)(5)................              65       Chairman, Gloray Company                        (1987)**

                                                      CONTINUING
                                                  CLASS II DIRECTORS
                                                  TO SERVE UNTIL 2000

Frederick A. Gosch(4)(5)............              57       Chairman and Chief Financial Officer             (1995)*
                                                             Pflueger Insurance Agency, Inc.

Alfred B. Mast(6)(2)(3).............              55       Vice-President, Mast and Moyer,                 (1987)**
                                                           Insurance/ Engle-Hambright and Davies,
                                                             Inc.

Wesley R. Pace(1)(5)................              50       President, V.P. Development Co.                 (1987)**

Joseph P. Schlitzer(1)(2)(3)........              46       President, Higgins Insurance Associates          (1995)*
                                                           and Coldwell Banker Higgins Associates
                                                             (Real Estate)

Floyd S. Weber(1)(3)................              66       Retired Partner, King's Potato Chip Co.         (1987)**
                                                           and King Distributing Co.

                                                      CONTINUING
                                                  CLASS III DIRECTORS
                                                  TO SERVE UNTIL 2001

Albert L. Evans, Jr.(5)(6)..........              60       Vice Chairman of the Corporation                 (1995)*

Jeffrey W. Hayes(2)(6)..............              52       President, Hayes Construction Inc.              (1988)**

Allen E. Kiefer(3)(4)(6)............              55       President and Chief Operating Officer of         (1983)*
                                                             Corporation, formerly President and
                                                             Chief Executive Officer of Heritage
                                                             Bancorp, Inc.

Nelson R. Oswald(2)(3)(4)(5)(6).....              53       Chairman and Chief Executive Officer of         (1987)**
                                                             the Corporation

------------------------------

* Prior to March 1, 1995, named persons served as a Director or Executive Officer of either Bankers' Financial Services Corporation or Miners National Bancorp, Inc. ("Miners"). On March 1, 1995, Miners and Bankers' Financial Services Corporation merged and changed its name to Heritage Bancorp, Inc. ("Heritage"). On May 1, 1998, Heritage consolidated with BCB Financial Services Corporation ("BCB") and formed Main Street Bancorp, Inc. (the "Consolidation").

** Prior to May 1, 1998, named persons served as Director or Executive Officer of BCB which consolidated with Heritage on May 1, 1998 and formed Main Street Bancorp, Inc.

                               EXECUTIVE OFFICERS

                                                                   PRINCIPAL OCCUPATION FOR          EXECUTIVE OFFICER
                                           AGE AS OF             PAST FIVE YEARS AND POSITION                OF
NAME                                     MARCH 5, 1999            HELD WITH THE CORPORATION          CORPORATION SINCE
------------------------------------  -------------------  ----------------------------------------  ------------------
Robert D. McHugh, Jr................              44       Executive Vice President/Treasurer of           (1987)**
                                                             Corporation
Richard A. Ketner...................              44       Executive Vice President/Secretary of            (1995)*
                                                             Corporation
Sherelyn A. Ammon...................              41       Senior Vice President of Corporation            (1994)**
Steven A. Ehrlich...................              37       Senior Vice President of Corporation            (1994)**
Norman E. Heilenman.................              51       Senior Vice President of Corporation            (1994)**
Donna L. Rickert, CPA...............              32       Senior Vice President and Controller of         (1994)**
                                                             Corporation
David L. Scott, CPA.................              28       Senior Vice President of Corporation             (1995)*
Dorothy I. Krick....................              40       Vice President of Corporation                   (1997)**
Linda D. Smith......................              38       Vice President of Corporation                    (1998)*
David L. Snyder.....................              51       Senior Vice President of Corporation             (1991)*

------------------------------

(1) Member of the Audit Committee. The committee recommends the independent auditor for the year, reviews the financial statements and delegate its authorities through the internal audit function. This committee did not meet in 1998.

(2) Member of the Property Committee. This committee makes recommendations concerning building projects and space needs for the Corporation. This committee did not meet in 1998.

(3) Member of the Insurance Committee. This committee meets on an as-needed basis between meetings of the Board of Directors to discuss insurance related matters. This committee did not meet in 1998.

(4) Member of the Executive Loan Committee. This committee meets the second Thursday of each month to review loan asset quality and credit related matters. This committee met eight times in 1998. All non-employee directors received fees of $300.00 for each meeting attended.

(5) Member of the Compensation Committee. This Committee meets on an as-needed basis between meetings of the Board of Directors to discuss compensation related matters. This committee met one time in 1998. All non-employee directors received fees of $300 for each meeting attended.

(6) Member of the Executive Committee. This committee meets on an as-needed basis between meetings of the Board of Directors to decide and take action on any issues that require attention between Board Meetings. This committee also performs the functions of the Nominating Committee. This committee met one time in 1998. All non-employee directors received fees of $300.00 for each meeting attended.

    During 1998, the Corporation's Board of Directors held eight board meetings and ten committee meetings. In 1998, non-employee directors received Six Hundred Dollars ($600) for each Board of Directors' meeting and Three Hundred Dollars ($300) for each Committee meeting which they attended. In the aggregate, the Board of Directors of the Corporation received $84,300 for attending Board of Directors' meetings and Committee meetings of the Corporation. (This amount includes $4,800 in fees Director Emeriti Harold S. Bossard received for attending eight Board Meetings.) In addition, in 1998, each Director received a $2,000 retainer.

    Each of the Directors attended at least 88% of the combined total number of meetings of the Corporation's Board of Directors and the Committees of which he is a member.

    A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary of the Corporation containing the information specified in the Corporation's By-laws. A shareholder who intends to nominate any candidate for election to the Board of Directors must notify the Secretary of the Corporation in writing not less than sixty (60) days prior to the date of any meeting of shareholders called for the election of directors.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The role of the Compensation Committee of the Board of Directors is to establish, implement and monitor all compensation policies of the Corporation. The Compensation Committee is also responsible for evaluating the performance of the Chief Executive Officer (CEO) and the President of the Corporation and recommending appropriate compensation levels. The CEO evaluates the performance of subordinate officers of the Corporation and determines individual compensation levels. The CEO does not participate in any Committee decisions regarding his own compensation.

    The Committee generally meets two or three times per year in conducting its business. From time to time the Committee also reviews other human resource areas and director compensation.

BASE COMPENSATION

    The base compensation levels of the CEO and the President are set annually by the Committee. In determining the base compensation of the CEO and the President, the Committee engaged a Human Resources Compensation Consultant to assist in the review of Executive Management Compensation matters. The Consultant compared compensation information from similar financial institutions to assist the Compensation Committee in establishing appropriate compensation levels.

    The base compensation of the other executive officers is set by the CEO, based on performance and a comparison to base compensation for similar positions at competing financial institutions as compiled by the Human Resources Consultant.

    As of May 1, 1998, the effective date of the Consolidation, the CEO's annualized salary was $269,000 and the President's annualized salary was $215,200.

EXECUTIVE INCENTIVE BONUS PLAN

    The purpose of the Executive Incentive Bonus Plan is to improve the growth and operating performance of the Corporation by providing an opportunity for the named executive officers and other senior officers of the Corporation to earn additional cash remuneration in the form of a year-end bonus award if the Corporation's performance for the year exceeds certain target amounts. Only those senior officers who are recommended by the CEO and approved by the Compensation Committee are entitled to participate. For 1998, the plan provided for the payment of a bonus to the executive/senior management employees if the Corporation achieved pre-tax, tax-equivalent income 15% greater than realized in the previous year.

    For 1998, the executive incentive bonus for the CEO and the President was $171,735 and $136,954 respectively.

STOCK OPTION PLAN

    Under the various Stock Option Plans, incentive stock options, non-qualified stock options and stock appreciation rights in conjunction with such options, may be granted to officers of the Corporation or its subsidiaries. The Compensation Committee sets guidelines for the size of stock option awards based on a recommendation each year from management. Although the size of awards to each participant is largely a subjective determination, factors considered include competitive compensation data from the list of peer group companies compiled by the Human Resources Consultant, the amount of options previously awarded to an officer and the value of unexercised in-the-money options at year-end. In the event of poor corporate performance, the Compensation Committee can elect not to award options.

    Stock options during 1998 were granted with an exercise price equal to 100% of the fair market value of the common stock on the date of the grant. All stock options either vest immediately or one year from date of grant. Stock options granted were both incentive and non-qualified stock options. No stock appreciation rights were granted during 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Nelson R. Oswald, Chairman and Chief Executive Officer of the Corporation, serves as Chairman of the Corporation's Compensation Committee, although he does not participate or vote on matters concerning his own compensation or benefits. Mr. Oswald participated in Committee decisions regarding the compensation and benefits of subordinate executive officers.

                            COMPENSATION COMMITTEE:

Nelson R. Oswald, Chairman
                             Albert L. Evans, Jr.
                             Wesley R. Pace
                             Frederick A. Gosch
                             Ivan H. Gordon

                             EXECUTIVE COMPENSATION

    Shown below is information concerning the annual compensation for services in all capacities to the Corporation for the fiscal years ended December 31, 1998, 1997, and 1996 of those persons who were, at December 31, 1998, (i) Chief Executive Officer or (ii) Executive Officers of the Corporation to the extent such executive officers' total annual salary and bonus exceeded $100,000. There were no other executive officers for whom disclosure would have been provided but for the fact that such individuals were not serving at the end of the 1998 fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM COMPENSATION
                                                                                        ------------------------------
                                                      ANNUAL COMPENSATION                   AWARDS
                                         ---------------------------------------------    RESTRICTED      SECURITIES
                                                                        OTHER                STOCK        UNDERLYING
                                          SALARY      BONUS            ANNUAL              AWARD(S)        OPTIONS/
NAME AND PRINCIPAL POSITION     YEAR        ($)        ($)         COMPENSATION($)            ($)           SARS(#)
----------------------------  ---------  ---------  ---------  -----------------------  ---------------  -------------

Nelson R. Oswald,...........       1998    246,150(1)   193,491(2)                0                0          21,400
  Chairman of the Board,           1997    218,314    192,145                 0                    0               0
  President and CEO                1996    192,948    101,585                 0                    0          13,698

Allen E. Kiefer,............       1998    201,046    136,954                 0                    0          12,359
  President and COO                1997    152,214     56,429                 0                    0          11,235
                                   1996    145,090     44,746                 0                    0           6,318

Robert D. McHugh, Jr........       1998    149,421    131,072(3)                0                  0          12,840
  Executive Vice President         1997    125,000    102,575                 0                    0               0
  and Treasurer                    1996    112,000     61,086                 0                    0          12,842

Richard A. Ketner,..........       1998    146,889    106,520                 0                    0          11,797
  Executive Vice President         1997    109,390     38,628                 0                    0          11,235
  and Secretary                    1996    100,815     33,158                 0                    0           4,214

Steven A. Ehrlich,..........       1998     78,500     43,477                 0                    0           3,619
  Senior Vice President            1997     72,577     35,829                 0                    0               0
  Commercial Lending               1996     66,852     16,860                 0                    0           4,281

Norman E. Heilenman,........
  Senior Vice President            1998     75,000     53,477                 0                    0           3,619
  Residential Mortgage             1997     68,423     38,215                 0                    0               0
  Lending                          1996     61,616     17,698                 0                    0           4,281


                                  LTIP          ALL OTHER
                                 PAYOUTS      COMPENSATION
NAME AND PRINCIPAL POSITION        ($)           ($)(4)
----------------------------  -------------  ---------------
Nelson R. Oswald,...........            0          12,300
  Chairman of the Board,                0           6,203
  President and CEO                     0           6,138
Allen E. Kiefer,............            0          17,648
  President and COO                     0           5,658
                                        0           5,845
Robert D. McHugh, Jr........            0          10,666
  Executive Vice President              0           6,922
  and Treasurer                         0           3,863
Richard A. Ketner,..........            0          15,293
  Executive Vice President              0           4,754
  and Secretary                         0           3,894
Steven A. Ehrlich,..........            0           5,017
  Senior Vice President                 0           3,234
  Commercial Lending                    0           2,177
Norman E. Heilenman,........
  Senior Vice President                 0           6,360
  Residential Mortgage                  0           3,583
  Lending                               0           3,366

------------------------

(1) 1998 salary includes deferred compensation of $25,771.

(2) 1998 bonus includes the fair value of 1,070 shares of Common Stock granted to Mr. Oswald which equalled $21,756 at July 1, 1998.

(3) 1998 bonus includes the fair value of 1,415 shares of the Common Stock granted to Mr. McHugh which equalled $24,552 at January 2, 1998.

(4) Amounts shown represent contributions by the company on behalf of the named individuals to the Company's 401(k) Retirement Savings Plan, the former Heritage Employee Stock Ownership Plan and the new Main Street Bancorp, Inc. Money Purchase Plan.

    The following table sets forth certain information concerning stock options granted during the fiscal year ended December 31, 1998 to the named executives:

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------------------------------
(A)                                        (B)            (C)           (D)          (E)   (F)        (G)
                                                                                           POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED
                                                                                             ANNUAL RATES OF
                                     NUMBER OF     % OF TOTAL                                  STOCK PRICE
                                    SECURITIES    OPTIONS/SARS                                 APPRECIATION
                                    UNDERLYING     GRANTED TO    EXERCISE OR                 FOR OPTION TERM
                                   OPTIONS/SARS   EMPLOYEES IN   BASE PRICE   EXPIRATION   --------------------
NAME                               GRANTED(#)(1)   FISCAL YEAR     ($/SH)        DATE        5%($)     10%($)
---------------------------------  -------------  -------------  -----------  -----------  ---------  ---------
Nelson R. Oswald.................       21,400         21.62%     $  19.626     11/24/08     264,133    669,366
Allen E. Kiefer..................       12,359         12.49%     $  19.140      2/24/08     148,766    377,002
Robert D. McHugh, Jr.............       12,840         12.97%     $  19.626     11/24/08     158,480    401,620
Richard A. Ketner................       11,797         11.92%     $  19.140      2/24/08     142,001    359,858
Steven A. Ehrlich................        3,619          3.66%     $  19.626     11/24/08      44,668    113,198
Norman E. Heilenman..............        3,619          3.66%     $  19.626     11/24/08      44,668    113,198

------------------------

(1) All amounts represent either incentive stock options, or non-qualified stock options; no SARs or SARs granted in tandem with options were granted during 1998. Terms of outstanding options are for a period of ten years from the date the option is granted. Options are not exercisable following an optionee's voluntary termination of employment other than by reason of retirement or disability.

    The following table sets forth information concerning the exercise of options to purchase the Common Stock by the named executive officers during the fiscal year ended December 31, 1998 as well as the number of securities underlying unexercised options and the potential value of unexercised in-the-money options as of December 31, 1998.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR,
                   AND FISCAL YEAR-END OPTION/SAR VALUES (1)

                                                                                          VALUE OF UNEXERCISED
                                        SHARES                 NUMBER OF SECURITIES           IN-THE-MONEY
                                      ACQUIRED ON    VALUE    UNDERLYING OPTIONS/SARS         OPTIONS/SARS
                                       EXERCISE    REALIZED   AT FISCAL YEAR-END (#)     AT FISCAL YEAR-END ($)
NAME                                      (#)       ($)(2)    EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE(3)
------------------------------------  -----------  ---------  -----------------------  --------------------------
Nelson R. Oswald....................       5,882      86,279               64,810/10,700             683,814/0
Allen E. Kiefer.....................      --          --                   35,529/    0             190,442/0
Robert D. McHugh....................      20,087     355,931               17,978/ 6,420             114,852/0
Richard A. Ketner...................      --          --                   37,917/    0             237,065/0
Steven A. Ehrlich...................         450       6,378                8,351/ 2,281              75,537/0
Norman E. Heilenman.................         376       4,607                8,610/ 2,281              78,851/0

------------------------

(1) All amounts represent stock options. No SARs or SARs granted in tandem with stock options were either exercised during 1998 or outstanding at fiscal year-end 1998.

(2) Represents the aggregate market value of the underlying shares of Common Stock at the date of exercise minus the aggregate exercise prices for options exercised.

(3) "In-the-money options" are stock options with respect to which the market value of the underlying shares of Common Stock exceeded the exercise price at December 31, 1998. The value of such options is determined by subtracting the aggregate exercise price for such options from the aggregate fair market value of the underlying shares of Common Stock on December 31, 1998.

EXECUTIVE EMPLOYMENT AGREEMENT

    Nelson R. Oswald, Allen E. Kiefer, Richard A. Ketner, and Robert D. McHugh each have Executive Employment Agreements with the Corporation. Mr. Oswald's, Mr. Kiefer's, and Mr. Ketner's agreements are dated May 1, 1998 and extend through December 31, 2001. Mr. McHugh's Executive Agreement, originally dated December 31, 1991, has been renewed through December 31, 1999.

    The Executive Employment Agreements specify: employment terms, the Executive's position and duties, compensation, benefits, indemnification, and termination rights. Each of the Executive Employment Agreements also contains a noncompetition clause and a confidentiality provision which inure to the benefit of the Corporation.

    Each of the Executive Employment Agreements contain a "Change in Control" provision that provides, among other things, that when any "person", as defined therein, obtains the beneficial ownership of more than 20% of the combined voting power of the Corporation's then outstanding stock, the Executive is entitled to certain payments and benefits from the Corporation. The Agreements also contain provisions allowing the Corporation to terminate the Executive's employment for "Cause", as defined.

    Under the terms of his Executive Employment Agreement, Mr. Oswald is a member of the Corporation's Board of Directors and was entitled to an annual salary during 1998 of $269,000 plus a grant of 2,140 shares of Common Stock. Mr. Oswald also receives certain employee benefits including: life insurance, disability and health insurance, vacation days, a supplemental retirement plan and a company-provided automobile. Mr. Oswald's agreement provides that if he is terminated by the Corporation other than for "Cause", as defined therein, or he terminates his employment for "Good Reason", as defined therein, he is entitled to certain monetary benefits. Mr. Oswald will be paid an amount equal to three times the sum of (1) either the highest annualized base salary paid to him during the year of termination or the immediately preceding two calendar years and, (2) the highest bonus paid to him with respect to one of the three calendar years immediately preceding the year of termination. Mr. Oswald is also entitled to a lump sum cash payment in lieu of receiving continued pension, welfare and other benefits.

    Under the terms of the Executive Employment Agreement, Mr. Kiefer is a member of the Corporation's Board of Directors and was entitled to an annual salary during 1998 of $215,200 plus a grant of 1,712 shares of Common Stock payable in 1999. Mr. Kiefer also receives certain employee benefits including: life insurance, disability and health insurance, vacation days, a supplemental retirement plan and a company-provided automobile. Mr. Kiefer's agreement provides that if he is terminated by the Corporation other than for "Cause", as defined therein, or he terminates his employment for "Good Reason", as defined therein, he is entitled to certain monetary benefits. Mr. Kiefer will be paid an amount equal to three times the sum of (1) either the highest annualized base salary paid to him during the year of termination or the immediately preceding two calendar years and (2) the highest bonus paid to him with respect to one of the three calendar years immediately preceding the year of termination. Mr. Kiefer is also entitled to a lump sum payment in lieu of receiving continued pension, welfare and other benefits.

    Under the terms of his Executive Employment Agreement, Mr. Ketner was entitled to an annual salary during 1998 of $161,400 plus a grant of 1,284 shares of Common Stock payable in 1999. Mr. Ketner also receives certain employee benefits including: life insurance, disability and health insurance, vacation days, a supplemental retirement plan and a company-provided automobile. Mr. Ketner's agreement provides that if he is terminated by the Corporation other than for "Cause", as defined therein, or he terminated his employment for "Good Reason", as defined therein, he is entitled to certain monetary benefits. Mr. Ketner will be paid an amount equal to three times the sum of (1) either the highest annualized base salary paid to him during the year of termination or the immediately preceding two calendar years and (2) the highest bonus paid to him with respect to one of the three calendar years immediately preceding the year of termination. Mr. Ketner is also entitled to a lump sum cash payment in lieu of receiving continued pension, welfare and other benefits.

    Under the terms of his Executive Employment Agreement, Mr. McHugh was entitled to an annual salary during 1998 of $161,400 plus a grant of 1,415 shares of Common Stock. Mr. McHugh's Executive Employment Agreement also provides that this amount will be increased by not less than five percent per year. Mr. McHugh also receives certain employee benefits including: life insurance, disability and health insurance, vacation days and a company-provided automobile. Mr. McHugh's agreement provides that if he is terminated by the Corporation other than for "Cause", as defined therein, or he terminates his employment for "Good Reason", as defined therein, he is entitled to certain monetary benefits. Mr. McHugh is entitled to a severance equal to his then salary from the date of termination through the following six (6) calendar months, or to one (1) times his salary upon the occurrence of certain merger or acquisition events.

    Messrs. Ehrlich and Heilenman each have Change in Control Agreements with the Corporation. The Change in Control Agreements provide, among other things, that when any "person", as defined therein, obtains the beneficial ownership of more than 20% of the combined voting power of the Corporation's then outstanding stock, the Executive is entitled to certain payments and benefits from the Corporation.

                               PERFORMANCE GRAPH

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           MAIN STREET BANCORP, INC.   NASDAQ - TOTAL US     NASDAQ BANK INDEX
12/31/93                      100.00               100.00                 100.00
12/31/94                      122.11                97.75                  99.64
12/31/95                      126.58               138.26                 148.38
12/31/96                      145.14               170.01                 195.91
12/31/97                      273.86               208.58                 328.02
12/31/98                      275.46               293.21                 324.90

                                                                                          PERIOD ENDING
                                                                 ---------------------------------------------------------------
INDEX                                                             12/31/93     12/31/94     12/31/95     12/31/96     12/31/97
---------------------------------------------------------------  -----------  -----------  -----------  -----------  -----------
Main Street Bancorp, Inc.......................................      100.00       122.11       126.58       145.14       273.86
NASDAQ--Total US...............................................      100.00        97.75       138.26       170.01       208.58
NASDAQ Bank Index..............................................      100.00        99.64       148.38       195.91       328.02


INDEX                                                             12/31/98
---------------------------------------------------------------  -----------
Main Street Bancorp, Inc.......................................      275.46
NASDAQ--Total US...............................................      293.21
NASDAQ Bank Index..............................................      324.90

CERTAIN TRANSACTIONS

    Certain directors, executive officers of the Corporation, beneficial owners of 5% or more of the Common Stock and their affiliates were customers of and had transactions with the Corporation in the ordinary course of business during the Corporation's fiscal year ended December 31, 1998. Similar transactions may be expected to take place in the future. It is expected that any other transactions with directors and officers and their associates in the future will be conducted on the same basis. Hayes Construction, Inc., a construction company of which Jeffrey W. Hayes, a director of the Corporation, is President, received payments of approximately $633,000 in 1998 and $1,200,000 in 1997, in connection with the on-going construction of various Berks County Bank branches. Such payments were in amounts and on substantially the same terms and conditions as would have been available to the Corporation from an unaffiliated party.

    Mast and Moyer, Inc. an insurance agency of which Alfred G. Mast, a director of the Corporation, is Vice-President, received payments of approximately $9,000 and $73,000 in 1998 and 1997, respectively, in connection with various insurance policies the Corporation has purchased through the insurance agency. In 1998, Mast and Moyer, Inc. merged with Engle-Hambright and Davies, Inc. in which Mr. Mast is a Vice President. During 1998, Engle-Hambright and Davies, Inc. received payments of approximately $217,000 in connection with various insurance policies the Corporation has purchased through the insurance agency. Such payments were in amounts and on substantially the same terms and conditions as would have been available to the Corporation from an unaffiliated party.

    E. J. Edwards Real Estate Appraisals, an appraisal company of which Edward
J. Edwards, a director of the Corporation, is President and owner, received payments of approximately $87,000 and $64,000 in 1998 and 1997, respectively in connection with appraisals performed for mortgage customers. Such payments were in amounts and on substantially the same terms and conditions as would have been available to the Corporation from an unaffiliated party.

    At December 31, 1998, the Corporation's banking subsidiaries had total loans outstanding and commitments to loan to directors, executive officers, beneficial owners of 5% or more of the Common Stock and their affiliates of $8,600,000, or approximately 9.06% of the total consolidated equity capital as of that date. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These loans did not involve more than the normal risk of collectibility or present other unfavorable features.

                                   PROPOSAL 2
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

    Unless instructed to the contrary, the Proxies will be voted for the ratification of the selection of Beard & Company, Inc., Certified Public Accountants, of Reading, Pennsylvania, as the Corporation's independent public accountants for the year ending December 31, 1999. The Corporation has been advised by Beard & Company, Inc. that none of its members has any financial interest in the Corporation. Ratification of the selection of Beard & Company, Inc. will require the affirmative vote of a majority of the shares of Common Stock represented in person or by Proxy at the Annual Meeting. Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Annual Meeting. Beard & Company, Inc. served as the Corporation's independent public accountants for the 1998 fiscal year.

    In the event that the shareholders do not ratify the selection of Beard & Company, Inc., as the Corporation's independent public accountants to perform audit services for the 1999 fiscal year, another accounting firm may be chosen to provide audit services for the 1999 fiscal year. The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of Beard & Company, Inc. as the auditors for the Corporation for the year ending December 31, 1999.

    Representatives of Beard & Company, Inc., expect to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so and will be available to respond to questions from shareholders.

SHAREHOLDER PROPOSALS

    Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Corporation's Proxy Statement for its 2000 Annual Meeting of Shareholders must deliver such proposal in writing to the Chairman of Main Street Bancorp, Inc. at its principal executive offices in Reading, Pennsylvania, no later than November 12, 1999.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

    Based solely on review of the copies of such forms furnished to the Corporation, the Corporation believes that, during the fiscal year ended December 31, 1998, its officers, directors, and greater than ten-percent beneficial owners complied with applicable Section 16(a) filing requirements.

OTHER MATTERS

    The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the Notice of Annual Meeting of Shareholders, but if any matters are properly presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their best judgement.

                            MAIN STREET BANCORP, INC.
                        THIS PROXY IS SOLICITED ON BEHALF
                            OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Donna L. Rickert and David L. Scott, or either of them, my/our true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all the Common Stock of the Corporation, standing in my name on its books on March 5, 1999, at the Annual Meeting of Shareholders to be held at Stokesay Castle, Hill Road and Spook Lane, Reading, Pennsylvania, on Wednesday, April 14, 1999 at 3:00 P.M., or at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, as designated on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREON. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS. THIS PROXY ALSO WILL BE VOTED, IN THE DISCRETION OF THE PROXYHOLDERS, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

The vote shown on the reverse side are the total votes that may be cast by this proxy, based on one vote per each share of Main Street Bancorp, Inc. common stock held.

Please vote and sign on the reverse side. No postage is required if this proxy is returned in the enclosed return envelope and mailed in the United States.

The undersigned hereby acknowledges receipt of the Proxy Statement dated March 15, 1999, and hereby revokes any proxy or proxies heretofore given to vote shares at said meeting or any adjournments or postponements thereof.

                            MAIN STREET BANCORP, INC.
                 ANNUAL MEETING OF SHAREHOLDERS - APRIL 14, 1999

MATTER NO. 1 ELECTION OF CLASS I DIRECTORS

                                                  NOMINEES FOR CLASS I DIRECTORS
                                                  RICHARD D. BIEVER
FOR ALL NOMINEES LISTED          AGAINST          EDWARD J. EDWARDS
(except as marked to        to vote against all   RICHARD T. FENSTERMACHER
  contrary below)           nominees listed       IVAN H. GORDON
        / /                        / /

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below).

------------------------------------------------------

          [                                                  ]



          [                                                  ]


MATTER NO. 2 The ratification of the appointment of Beard & Company, Inc. as auditors for the fiscal year ending December 31, 1999.

          FOR               AGAINST            ABSTAIN
          / /                 / /                / /


CHECK BOX IF YOU PLAN
TO ATTEND MEETING      / /

NOTE: THE SIGNATURE(S) ON THIS PROXY MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE SHARE CERTIFICATE. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, AND OTHER FIDUCIARIES PLEASE SO INDICATE WHEN SIGNING.

Dated:
      ------------------------


------------------------------
           Signature

------------------------------
  Signature if held jointly


            (OVER)